Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports Third Quarter 2017 Financial Results

MILPITAS, Calif., November 2, 2017 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fiscal third quarter, which ended September 30, 2017.

Q3 2017 Highlights:

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Continued Broad-Based Deployment of Atlas® III. The company recognized revenues on Atlas III systems into high-volume manufacturing at multiple leading company fabs and regions, and across every key device type in the industry: foundry/logic, 3D-NAND and DRAM.

-

SpectraProbe™ Adopted for High-Volume Manufacturing.  Nanometrics recognized revenues of its new SpectraProbe data analytics product with its first high-volume manufacturing customer during the third quarter. Launched in July of this year, this new software-based process control solution is designed to provide advanced analytics to maximize fab productivity.

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Accelerating Deployment of NanoDiffract® 4. The company’s most advanced version of its proprietary NanoDiffract modeling software, launched in July, was deployed in multiple sites for R&D and high-volume manufacturing of the industry’s most advanced 3D-NAND and foundry/logic devices.

GAAP Results
	Q3 2017	Q2 2017	Q3 2016
Revenues (Millions)	$56.7	$64.4	$58.7
Gross Margin	54.1%	52.2%	51.8%
Operating Margin	13.2%	16.5%	15.4%
Net Income (Millions)	$5.8	$8.3	$7.9
Earnings per Diluted Share	$0.22	$0.32	$0.31

Non-GAAP Results
	Q3 2017	Q2 2017	Q3 2016
Gross Margin	54.4%	52.4%	52.5%
Operating Margin	13.9%	17.2%	16.2%
Net Income (Millions)	$5.7	$7.8	$8.3
Earnings per Diluted Share	$0.22	$0.30	$0.33

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, restructuring, executive search costs and certain discrete tax items.

“The positive business environment continues, for our industry as well as for Nanometrics, as we drive to record business levels in 2017,” commented Dr. Timothy J. Stultz, president and chief executive officer. “Whereas third-quarter revenue results were hampered by the timing of customer acceptance of a few systems, we continue to expect fourth-quarter revenues to be at record levels – significantly above our previous quarterly highs – even before adding the contribution of revenues delayed from the third quarter. With wafer fab equipment spending tracking to an all-time high – driven largely by significant investments in 3D-NAND, where Nanometrics has a strong market leadership position – we are expecting 2017 to be our fourth straight year of double-digit revenue growth, with record annual revenues and increasing earnings per share for our company.”

Third Quarter 2017 Summary

Revenues for the third quarter of 2017 were $56.7 million, down 12.0% from $64.4 million in the second quarter of 2017, and down 3.5% from $58.7 million in the third quarter of 2016. On a GAAP basis, gross margin was 54.1%, compared to 52.2% in the prior quarter and 51.8% in the year-ago period. Operating income was $7.5 million, compared to $10.7 million in the prior quarter and $9.1 million in the year-ago period. Net income was $5.8 million or $0.22 per diluted share, compared to $8.3 million or $0.32 per diluted share in the prior quarter and $7.9 million or $0.31 per diluted share in the third quarter of 2016.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and restructuring, gross margin was 54.4%, compared to 52.4% in the prior quarter and 52.5% in the year-ago period. Gross margin improved primarily as a result of higher-than-expected

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

service margins in the quarter. Non-GAAP operating income was $7.9 million, compared to $11.1 million in the prior quarter and $9.5 million in the third quarter of 2016. Non-GAAP net income, which adjusts for amortization of intangible assets, restructuring, executive search costs and certain discrete tax items, was $5.7 million or $0.22 per diluted share, compared to $7.8 million or $0.30 per diluted share in the prior quarter and $8.3 million or $0.33 per diluted share in the third quarter of 2016.

Business Outlook

Management expects fourth-quarter 2017 revenues in the range of $72 to $80 million. Gross margin is expected to be in the range of 53.5% to 54.5% on both a GAAP and non-GAAP basis. Management expects fourth-quarter operating expenses to range between $23.5 million and $24.3 million on both a GAAP and non-GAAP basis, and earnings in the range of $0.40 to $0.50 per diluted share on both a GAAP and non-GAAP basis.

Conference Call Details

A conference call to discuss third quarter 2017 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 51893339. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, restructuring charges, executive search costs and certain discrete tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Stultz’s quote, and under the caption “Business Outlook,” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; slowing adoption rate of Nanometrics’ new products; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products, or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 3, 2017 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$44,041	$47,062
Marketable securities	96,316	82,899
Accounts receivable, net	41,261	39,457
Inventories	55,020	38,837
Inventories-delivered systems	3,320	2,457
Prepaid expenses and other	9,910	5,667
Total current assets	249,868	216,379

Property, plant and equipment, net	42,317	44,226
Goodwill	10,099	8,940
Intangible assets, net	2,258	412
Deferred income tax assets	16,472	17,399
Other assets	389	474
Total assets	$321,403	$287,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,180	$11,342
Accrued payroll and related expenses	10,260	12,656
Deferred revenue	7,229	9,168
Other current liabilities	7,704	8,047
Income taxes payable	1,689	813
Total current liabilities	44,062	42,026

Deferred revenue	1,551	816
Income taxes payable	907	841
Deferred tax liabilities	21	20
Other long-term liabilities	377	353
Total liabilities	46,918	44,056

Stockholders’ equity:
Common stock	26	25
Additional paid-in capital	278,722	271,969
Accumulated deficit	(1,685)	(22,174)
Accumulated other comprehensive income (loss)	(2,578)	(6,046)
Total stockholders’ equity	274,485	243,774
Total liabilities and stockholders’ equity	$321,403	$287,830

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

Net revenues:
Products	$45,571	$49,631	$147,322	$136,290
Service	11,104	9,083	33,094	25,680
Total net revenues	56,675	58,714	180,416	161,970

Costs of net revenues:
Cost of products	21,276	22,810	72,014	62,625
Cost of service	4,549	5,066	15,191	14,714
Amortization of intangible assets	52	434	156	1,311
Restructuring	138	-	327
Total costs of net revenues	26,015	28,310	87,688	78,650
Gross profit	30,660	30,404	92,728	83,320

Operating expenses:
Research and development	8,825	7,868	26,514	23,447
Selling	7,553	7,495	22,606	22,567
General and administrative	6,730	5,975	19,628	17,150
Amortization of intangible assets	-	-	-	24
Restructuring	68	-	336	-
Total operating expenses	23,176	21,338	69,084	63,188
Income from operations	7,484	9,066	23,644	20,132

Other income (expense):
Interest income	2	12	6	33
Interest expense	(25)	(92)	(84)	(276)
Other income, net	59	229	330	60
Total other income (expense), net	36	149	252	(183)

Income before income taxes	7,520	9,215	23,896	19,949
Provision for income taxes	1,756	1,332	4,492	2,568
Net income	$5,764	$7,883	$19,404	$17,381

Net income per share:
Basic	$0.23	$0.32	$0.77	$0.71
Diluted	$0.22	$0.31	$0.75	$0.70

Shares used in per share calculation:
Basic	25,494	24,826	25,320	24,550
Diluted	25,932	25,282	25,933	24,979

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2017	September 24, 2016
Cash flows from operating activities:
Net income	$19,404	$17,381
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	5,219	6,440
Stock-based compensation	6,775	5,432
Loss on disposal of fixed assets	98	162
Inventory write down	1,412	1,451
Deferred income taxes	2,153	(14)
Changes in fair value of contingent consideration	-	158
Changes in assets and liabilities:
Accounts receivable	1,418	(986)
Inventories	(16,828)	6,652
Inventories-delivered systems	(864)	(1,560)
Prepaid expenses and other	(3,850)	889
Accounts payable, accrued and other liabilities	709	(4,310)
Deferred revenue	(1,204)	3,825
Income taxes payable	942	(1,419)
Net cash provided by operating activities	15,384	34,101

Cash flows from investing activities:
Payment for acquisition of certain assets	(2,000)	-
Sales of marketable securities	28,624	2,093
Maturities of marketable securities	62,923	25,461
Purchases of marketable securities	(104,984)	(63,840)
Purchase of property, plant and equipment	(2,342)	(3,349)
Net cash used in investing activities	(17,779)	(39,635)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	-	(315)
Proceeds from sale of shares under employee stock option and purchase plans	3,678	5,984
Taxes paid on net issuance of stock awards	(3,838)	(1,578)
Net cash provided by (used in) financing activities	(160)	4,091
Effect of exchange rate changes on cash and cash equivalents	(466)	710
Net increase in cash and cash equivalents	(3,021)	(733)
Cash and cash equivalents, beginning of period	47,062	38,154
Cash and cash equivalents, end of period	$44,041	$37,421

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2017		July 1, 2017		September 24, 2016
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$30,660	54.1%	$33,621	52.2%	$30,404	51.8%
Non-GAAP adjustments:
Restructuring included in cost of revenues	138	0.2%	53	0.1%	-	-
Amortization of intangible assets	52	0.1%	52	0.1%	434	0.7%
Non-GAAP gross profit and gross margin, respectively	$30,850	54.4%	$33,726	52.4%	$30,838	52.5%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$7,484	13.2%	$10,652	16.5%	$9,066	15.4%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	52	0.1%	52	0.1%	434	0.7%
Restructuring included in cost of revenues	138	0.3%	53	0.1%	-	-
Restructuring included in operating expenses	68	0.1%	120	0.2%	-	-
Executive search costs	125	0.2%	230	0.3%	-	-
Total non-GAAP adjustments to operating income	383	0.7%	455	0.7%	434	0.7%
Non-GAAP operating income and operating margin, respectively	$7,867	13.9%	$11,107	17.2%	$9,500	16.2%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$5,764		$8,288		$7,883
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	383		455		434
Discrete tax items and tax effect of non-GAAP adjustments	(491)		(948)		-
Non-GAAP net income	$5,656		$7,795		$8,317

GAAP net income per diluted share	$0.22		$0.32		$0.31

Non-GAAP net income per diluted share	$0.22		$0.30		$0.33

Shares used in diluted net income per share calculation	25,932		25,906		25,282

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$5,126		$7,183		$20,881
Purchase of property and equipment	(806)		(1,489)		(821)
Free cash flow	$4,320		$5,694		$20,060

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